Exhbit 10.2

FIRST AMENDMENT TO GUARANTY AGREEMENT

This FIRST AMENDMENT TO GUARANTY AGREEMENT ("Amendment") is entered into effective as of October 1, 2009 (the "Effective Date"), by and between Behringer Harvard Short-Term Opportunity Fund I LP, a Texas limited partnership ("Guarantor"), as guarantor, and Credit Union Liquidity Services, LLC, a Texas limited liability company (formerly known as Texans Commercial Capital, LLC, a Texas limited liability company) ("Lender"), as lender.
RECITALS

A.           Behringer Harvard Mockingbird Commons, LLC, a Delaware limited liability company ("Borrower"), and Lender have executed that certain Construction Loan Agreement dated as of September 30, 2005 (as amended and/or modified, the "Loan Agreement") with respect to a loan in the original principal amount of Thirty-Four Million Forty-Seven Thousand Four Hundred Fifty-Eight and No/100 Dollars ($34,047,458.00) (the "Loan").  The Loan is evidenced by a Note (as amended and/or modified, the "Note") from Borrower to Lender, dated as of September 30, 2005, in the amount of the Loan.  The Note and Loan are secured by a Deed of Trust, Security Agreement, Financing Statement, and Assignment of Rental dated of even date with the Note (as amended and/or modified, if applicable, the "Security Instrument") encumbering the Mortgaged Property described in the Security Instrument.  Guarantor guaranteed the payment of certain amounts under the Loan Documents under the terms of a Guaranty Agreement dated as of September 30, 2005 (the "Guaranty").

B.           Borrower and Lender entered into that certain First Modification to Note and Construction Loan Agreement dated as of September 24, 2008 (the "First Modification"), and that certain Second Amendment to Construction Loan Agreement dated as of March 20, 2009 (the “Second Modification”);

C.           The Note, the Loan Agreement, the Security Instrument, and all other documents that evidence and secure the Loan, as the same may have been amended and/or modified in writing, are collectively referred to as the "Loan Documents".

D.           Borrower and Lender have agreed to make certain changes to the Loan Documents and desire to enter into a Third Amendment to Note and Loan Agreement of even date herewith (the "Third Modification") to document such changes

E.           As a condition precedent to Lender entering into the Third Modification, Lender requires that the Guarantor execute this Amendment.

NOW, THEREFORE, in order to induce Lender to execute the Third Modification, and for good and valuable consideration, the receipt of which is hereby acknowledged, Guarantor agrees as follows:

CULS / Behringer Harvard Mockingbird Commons, LLC
First Amendment to Guaranty Agreement

1.           Reaffirmation.  Guarantor hereby (a) ratifies and reaffirms the terms and conditions of the Guaranty; (b) acknowledges that the Guaranty remains in full force and effect without any exoneration; (c) agrees that the Loan Documents, as the same are modified in connection with the Third Modification, will continue to be guaranteed by the Guarantor as and to the full extent provided in the Guaranty; (d) acknowledges that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of and the obligations created and evidenced by the Guaranty, and to the extent any such claims exist, whether known or unknown, Guarantor hereby irrevocably waives same; and (e) certifies that the representations and warranties contained in the Guaranty are true and correct representations and warranties of Guarantor, and hereby remakes to Lender such representations and warranties as of the date hereof.

2.           Net Worth Covenant.  As of the Effective Date, the following covenant is hereby added as new Section 5(e) of the Guaranty:

(e)           Net Worth Covenant.  Guarantor shall, so long as its obligations under this Guaranty continue, at all times maintain a Tangible Net Worth of not less than Twenty-Five Million and No/100 US Dollars ($25,000,000.00).  “Tangible Net Worth” means, as of any date, the Net Worth of Guarantor plus Affiliate Debt (if any) minus all assets of Guarantor which would be classified as intangible assets under GAAP, including but not limited to goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, deferred charges, and capitalized servicing rights minus all indebtedness owing to Guarantor from (i) affiliates of Guarantor, and (ii) shareholders, members, officers or partners of Guarantor.  “Net Worth” of Guarantor means, as of any date, an amount equal to all assets of Guarantor minus Guarantor’s liabilities, each as determined by GAAP.  “Affiliate Debt” means indebtedness of Guarantor to (i) affiliates of Guarantor, or (ii) shareholders, members, officers or partners of Guarantor, or owners of direct or indirect interests in Guarantor (including specifically, without limitation, Behringer Harvard Holdings, LLC, a Delaware limited liability company).  Additionally, Guarantor shall, within forty-five (45) days after the end of each Quarterly Period (as that term is defined in the Loan Agreement), deliver to Lender statements evidencing, in a manner reasonably satisfactory to Lender, that Guarantor is in compliance with the Tangible Net Worth covenant set forth herein.  Time is of the essence in the performance of Guarantor’s obligations under this Guaranty.

3.           Distributions and Dividends.  As of the Effective Date, the following covenant is hereby added as new Section 5(f) of the Guaranty:

(f)           Distributions and Dividends.  Guarantor shall not, so long as its obligations under this Guaranty continue, make or allow to be made any Distributions or Dividends at any time.  “Distributions” means, with respect to Guarantor, the payment of any return on income or proceeds on or with respect to any partner’s, shareholder’s, member’s or other owner’s investment and/or capital or other contribution to or account with respect to Guarantor (whether by cash or other property), or the purchase of any ownership interest in Guarantor, or any income or proceeds therefrom.  “Dividends” means, with respect to Guarantor, dividends (whether by cash, property or preferred stock) or other distributions of capital stock or partnership interests, or the redemption or acquisition of stock or any partnership interest unless made contemporaneously from the net proceeds of the sale of such stock or partnership interest to an unaffiliated third party.

CULS / Behringer Harvard Mockingbird Commons, LLC
First Amendment to Guaranty Agreement

4.           Waiver of Right to Jury Trial.  GUARANTOR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS GUARANTY OR ANY CONDUCT, ACT OR OMISSION OF GUARANTOR OR LENDER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH GUARANTOR OR LENDER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

5.           Liability.  Without limiting the generality of Section 1 above, the provisions of Section 24 of the Guaranty are hereby specifically confirmed and shall remain in full force and effect.

 [Signature Pages Follow]

CULS / Behringer Harvard Mockingbird Commons, LLC
First Amendment to Guaranty Agreement

6.                      IN WITNESS WHEREOF, Guarantor and Lender have signed and delivered this Amendment to be effective as of the Effective Date.

GUARANTOR:

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP,
a Texas limited partnership

By:	Behringer Harvard Advisors II LP,
a Texas limited partnership,
its general partner

	By:	Harvard Property Trust, LLC,
a Delaware limited liability company,
its general partner

By:
Name: Gerald J. Reihsen, III
Title: Secretary

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

On this ___ day of October 2009, before me, the undersigned Notary Public in and for the State of Texas, personally appeared Gerald J. Reihsen, III to me personally known, who being by me duly sworn did say that he is the Secretary of Harvard Property Trust, LLC, in its capacity as the general partner of Behringer Harvard Advisors II LP, a Texas limited partnership, in its capacity as the general partner of Behringer Harvard Short-Term Opportunity Fund I LP, a Texas limited partnership, executing the foregoing instrument, that the instrument was signed on behalf of the limited partnership by authority of the limited partnership; and said Gerald J. Reihsen, III acknowledged the execution of the instrument to be the voluntary act and deed of the limited partnership.

Witness my hand and official seal.

Notary Public

CULS / Behringer Harvard Mockingbird Commons, LLC
First Amendment to Guaranty Agreement

IN WITNESS WHEREOF, Guarantor and Lender have signed and delivered this Amendment to be effective as of the Effective Date.

LENDER:

CREDIT UNION LIQUIDITY SERVICES, LLC, a Texas limited liability company
(formerly known as Texans Commercial Capital)

By:
Name: Bill Henderson
Title: Treasurer of the Board of Managers

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

On this _____ day of October 2009, before me, the undersigned Notary Public in and for the State of Texas, personally appeared Bill Henderson to me personally known who being by me duly sworn did say that he is the Treasurer of the Board of Managers of Credit Union Liquidity Services, LLC, a Texas limited liability company, executing the foregoing instrument, that the instrument was signed on behalf of the limited liability company by authority of the limited liability company; and said Bill Henderson acknowledged the execution of the instrument to be the voluntary act and deed of the limited liability company.

Witness my hand and official seal.

Notary Public

CULS / Behringer Harvard Mockingbird Commons, LLC
First Amendment to Guaranty Agreement